Exhibit 99.2

Investor Presentation 2023 Fourth Quarter Results Draft v4.5 1/21/24

Forward Looking Statements

This presentation includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words or phrases such as “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “strategy,” or similar expressions are intended to identify these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. (the Company) with the Securities and Exchange Commission (SEC). The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made, except as required by law.

Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to: (i) changes in general economic conditions, either nationally or in our market areas, including the impact of supply chain disruptions, and the risk of recession or an economic downturn; (ii) changes in the interest rate environment, including the recent and potential future increases in the FRB benchmark rate, which could adversely affect our revenue and expenses, the value of assets and obligations, the availability and cost of capital and liquidity, and the impacts of continuing inflation; (iii) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including the effectiveness of our underwriting practices and the risk of fraud, any of which may lead to increased loan delinquencies, losses, and non-performing assets, and may result in our allowance for credit losses not being adequate; (iv) fluctuations in the demand for loans, and fluctuations in commercial and residential real estate values in our market area; (v) the quality and composition of our securities portfolio; (vi) our ability to develop and maintain a strong core deposit base, including among our venture banking clients, or other low cost funding sources necessary to fund our activities particularly in a rising or high interest rate environment; (vii) the rapid withdrawal of a significant amount of demand deposits over a short period of time; (viii) the costs and effects of litigation; (ix) risks related to the Company’s acquisitions, including disruption to current plans and operations; difficulties in customer and employee retention; fees, expenses and charges related to these transactions being significantly higher than anticipated; and our inability to achieve expected revenues, cost savings, synergies, and other benefits; and in the case of our recent acquisition of PacWest Bancorp (PacWest), reputational risk, regulatory risk and potential adverse reactions of the Company's or PacWest's customers, suppliers, vendors, employees or other business partners; (x) results of examinations by regulatory authorities of the Company and the possibility that any such regulatory authority may, among other things, limit our business activities, restrict our ability to invest in certain assets, refrain from issuing an approval or non-objection to certain capital or other actions, increase our allowance for credit losses, result in write-downs of asset values, restrict our ability or that of our bank subsidiary to pay dividends, or impose fines, penalties or sanctions; (xi) legislative or regulatory changes that adversely affect our business, including changes in tax laws and policies, accounting policies and practices, privacy laws, and regulatory capital or other rules; (xii) the risk that our enterprise risk management framework may not be effective in mitigating risk and reducing the potential for losses; (xiii) errors in estimates of the fair values of certain of our assets and liabilities, which may result in significant changes in valuation; (xiv) failures or security breaches with respect to the network, applications, vendors and computer systems on which we depend, including due to cybersecurity threats; (xv) our ability to attract and retain key members of our senior management team; (xvi) the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, and other external events on our business; (xvii) the impact of bank failures or other adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; (xviii) the possibility that our recorded goodwill could become impaired, which may have an adverse impact on our earnings and capital; (xix) our existing indebtedness, together with any future incurrence of additional indebtedness, could adversely affect our ability to raise additional capital and to meet our debt obligations; (xx) the risk that we may suffer significant losses on future asset sales; and (xxi) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described in this presentation and from time to time in other documents that we file with or furnish to the SEC.

.

BANC OF CALIFORNIA

Fourth Quarter 2023 Earnings | 2

Table of Contents Fourth Quarter 2023 Earnings | 3 4 THE NEW BANC OF CALIFORNIA 10 UPDATE ON BALANCE SHEET 21 INTEGRATION AND RESTRUCTURING UPDATE 26 INVESTMENT THESIS 27 APPENDIX

The New Banc of California

- Merger closed on Nov. 30, 2023
- Clear strategic focus on in-market banking with targeted specialty niches
- Expanding a high quality deposit franchise with sophisticated treasury management services
- Experienced management team with track record of execution
- High quality diversified assets
- Ability to serve expanded client base with personalized service and an elevated experience

California's premier commercial bank

12/31/23 metrics, except where noted

Scale and market position	• **$38.5bn** of assets • **~3%** SoCal deposit market share • **#3** largest California-headquartered bank
Strong liquidity and funding position	• **14%** cash / assets • **17%** wholesale funding / assets[(1)] • **89%** core deposits[(2)] | **23%** uninsured & uncollateralized deposits
Robust capital	• **10.1%** CET 1 • **16.4%** Total Capital • **$17.12** BVPS / **$14.96** TBVPS[(3)]
Strong Credit Quality	• **29 bps** NPL ratio • **1.22%** ACL ratio • Classifieds and Delinquencies lower QoQ
Improved forward profitability	• **20%+** 2024E GAAP EPS accretion • **~1.10%+** ROAA Q424E run-rate • **~13.0%** ROATCE Q424E run-rate

BANC OF CALIFORNIA

1. Wholesale funding defined as borrowings plus brokered time deposits.
2. Core deposits defined as total deposits minus brokered time deposits.
3. Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation.

Fourth Quarter 2023 Earnings | 4

COMMUNITY BANKING SPECIALTY BANKING Business Banking Middle Market Banking Commercial Real Estate Multifamily Bridge & Construction Lending Asset - Based Lending & Term Loans HOA Media & Entertainment Mortgage Warehouse Lending Fund Finance Technology & Life Sciences Corporate Asset Finance Full - service commercial banking, with complementary specialty businesses and expertise Focus on relationship banking that generates low - cost commercial deposits and high - quality lending opportunities Fourth Quarter 2023 Earnings | 5 PAYMENTS SOLUTIONS Proprietary Merchant Processing via Deepstack Solutions Corporate Cards Transaction Processing CORE SERVICES Depository Services Cash Management and Corporate Treasury Management Solutions

Robust deposit gathering engine designed to build low-cost deposit base

Continue to prioritize core deposit funding[1]


Brokered CDs
12%
Noninterest-bearing
26%
CDs
10%
$30.4bn
Savings & MMDA
26%
Checking
26%

- Core deposits[2]: 89%
- Average cost of core deposits: 2.57%
- Average cost of total deposits: 2.94%
- Deposits / total funding: 91%
- Uninsured and uncollateralized deposits: 23%

HOA Banking

Leading Homeowner Association Banking Business

- $4 billion total deposits
- Ultra sticky, low-cost deposits proven through cycle
- HOA industry has 7,500+ Property Management companies
- Nationwide presence with the opportunity to reach 347,000 Community Associations
- Opportunity for further market penetration

Payments

Deepstack is a differentiated payment processing platform

- Proprietary payments software
- Scalable and fee-based income
- Unique client acquisition source

Card Issuer

Transaction Processor

1. As of 4Q23.
2. Core deposits defined as total deposits minus brokered time deposits.

BANC OF CALIFORNIA

Fourth Quarter 2023 Earnings | 6

Fourth Quarter 2023 Earnings | 7 California - based commercial bank with national reach and select specialty business lines 1. Ranked by assets. California focused National presence Menlo Park Campbell Los Angeles Denver San Diego Austin Atlanta Chicago Boston New York Chevy Chase Durham Fresno Monterey Kings Tulare Kern San Luis Obispo Santa Barbara Ventura Los Angeles San Bernardino Riverside Orange San Diego THE 3rd LARGEST BANK HEADQUARTERED IN CALIFORNIA 1 Specialty Bank Office Community Banking Branch Top 5 California Counties County Rank Dep. ($bn) Orange 1 $13.1 Los Angeles 4 11.1 San Diego 5 1.9 San Bernardino 4 0.8 Riverside 5 0.8 HQ Branches Phoenix

CA Market Opportunity

- 3rd largest bank headquartered in California by assets
- Six of the top fifteen mid-sized banks have left the market since 2019
- California is one of the best banking markets in the United States
  - State with the 2nd largest deposit base
  - 4.2mm small businesses in California
  - 5th largest economy in the world (measured by GDP)
  - 39mm state residents, most populous state in the country
  - #6 Long Beach and #9 Los Angeles ports (measured by tonnage)
- California economy expected to benefit from 2028 Olympics in Los Angeles

California's premier commercial bank with significant opportunity to increase market share

2019 California deposit market share rankings[(1)]

(#)	Bank	HQ	California Deposits	California Market share
~~1~~	~~Union Bank~~	~~San Francisco, CA~~	~~$84.6~~	~~5.7%~~
~~2~~	~~First Republic~~	~~San Francisco, CA~~	~~56.8~~	~~3.8%~~
~~3~~	~~Bank of the West~~	~~San Francisco, CA~~	~~51.6~~	~~3.5%~~
~~4~~	~~Silicon Valley~~	~~Santa Clara, CA~~	~~51.1~~	~~3.5%~~
~~5~~	~~CIT~~	~~New York, NY~~	~~36.0~~	~~2.4%~~
6	City National	Los Angeles, CA	33.5	2.3%
7	East West	Pasadena, CA	28.9	2.0%
8	Comerica	Dallas, TX	18.0	1.2%
9	PacWest	Beverly Hills, CA	12.2	0.8%
10	Zions	Salt Lake City, UT	11.3	0.8%
11	Cathay	Los Angeles, CA	11.2	0.8%
12	HSBC USA	New York, NY	10.8	0.7%
~~13~~	~~Rabobank~~	~~Roseville, CA~~	~~9.8~~	~~0.7%~~
14	Hope	Los Angeles, CA	9.3	0.6%
15	CVB	Ontario, CA	8.7	0.6%

2023 California deposit market share rankings[(1)]

(#)	Institution	HQ	California Deposits	California Market share
1	City National	Los Angeles, CA	$56.3	3.1%
2	First Citizens	Raleigh, NC	49.7	2.7%
3	East West	Pasadena, CA	46.9	2.6%
4	**BANC OF CALIFORNIA**	**Los Angeles, CA**	**30.4**	**1.7%**
5	HSBC USA	New York, NY	18.4	1.0%
6	Comerica	Dallas, TX	15.7	0.9%
7	Pacific Premier	Irvine, CA	15.4	0.8%
8	Axos	San Diego, CA	15.1	0.8%
9	Mechanics	Walnut Creek, CA	15.0	0.8%
10	Western Alliance	Phoenix, AZ	14.7	0.8%
11	Cathay	Los Angeles, CA	14.4	0.8%
12	Zions	Salt Lake City, UT	14.0	0.8%
13	CVB	Ontario, CA	12.4	0.7%
14	Hope	Los Angeles, CA	11.5	0.6%
15	First Foundation	Irvine, CA	9.7	0.5%

BANC OF CALIFORNIA

Source: State of California, FRED, NCES, S&P Global Market Intelligence, U.S. DOT; Note: Deposit market share data as of June 30, 2023 (Banc of California as of December 31, 2023).

1. Deposit market share data excludes banks with greater than $250bn total assets.

Fourth Quarter 2023 Earnings | 8

Experienced management team with track record of success at leading institutions



Jared Wolff

President and Chief Executive Officer

30+ years of banking and law. Previously held senior executive positions with City National Bank (RBC) and PacWest Bancorp



Joe Kauder

Chief Financial Officer

30+ years banking experience, previously served as EVP, CFO Wells Fargo Wholesale Banking



John Sotoodeh

Chief Operating Officer

30+ years of banking experience, previously held several key executive positions at Wells Fargo



Hamid Hussain

President of the Bank

25+ years of banking experience, previously served as EVP, Real Estate Market Executive for Wells Fargo



Bill Black

Head of Strategy and Corporate Development

25+ years of financial services experience, previously ran a financial services hedge fund



Bryan Corsini

EVP, Credit Administration

35+ years banking experience, previously served as CCO of PacWest Bancorp and Director of Pacific Western Bank



Debbie Dahl-Amundson

Chief Internal Audit Officer

Leads the internal audit group and SOX Compliance, previously served as Assistant General Auditor for PNC



Ido Dotan

General Counsel and Chief Administrative Officer

Experienced in corporate securities, M&A, and structured finance. Previously served as EVP of Carrington Mortgage Holdings



Bob Dyck

Chief Credit Officer

35+ years of credit experience, previously served at PacWest Bancorp as CCO for the Community Banking Division



Stan Ivie

Head of Government and Regulatory Affairs

Previously served as the Chief Risk Officer of PacWest Bancorp & the regional director for the FDIC's San Francisco and Dallas Regions



Olivia Lindsay

Chief Risk Officer

20+ years of experience in regulatory processes and controls, previously spent 15 years at MUFG Union Bank



Raymond Rindone

Deputy Chief Financial Officer and Head of Corporate Finance

30+ years finance & public accounting experience, previously served as Deputy CFO of City National Bank (RBC)



Steve Schwimmer

Head of Technology, Innovation & Data

25+ years of experience in banking technology, previously served as the EVP, Chief Innovation Officer at PacWest Bancorp



Monica Sparks

Chief Accounting Officer

20+ years of experience in accounting, previously served as EVP, Chief Accounting Officer at PacWest Bancorp

BANC OF CALIFORNIA

Fourth Quarter 2023 Earnings | 9

Update on Balance Sheet

Balance Sheet Repositioning Actions Taken

Highlights

- Completed $400 million capital raise
- Sold $6 billion in longer duration lower yielding assets
- Completed $9 billion paydown of high-cost funding
- Improved liquidity of balance sheet
- Improved ACL ratio

Strong, highly-liquid balance sheet post merger

($ in millions)	4Q22	3Q23	4Q23
Total cash and cash equivalents	$2,240	$6,070	$5,378
Total investment securities	7,147	6,787	4,761
Loans held for sale	65	189	123
Total loans and leases HFI, net of deferred fees	28,609	21,921	25,490
Allowance for loan and lease losses	(201)	(222)	(282)
Goodwill and intangibles	1,408	24	364
Total assets	$41,229	$36,878	$38,534
Noninterest-bearing deposits	$11,212	$5,579	$7,774
Interest-bearing deposits	22,724	21,020	22,628
Total deposits	33,936	26,599	30,402
Borrowings	1,764	6,295	2,911
Subordinated debt	867	871	937
Total liabilities	37,278	34,479	35,143
Total stockholders' equity	3,951	2,399	3,391
Total liabilities and stockholders' equity	$41,229	$36,878	$38,534

Key Balance Sheet Metrics	4Q22	3Q23	4Q23
Cash / assets	5.4%	16.5%	14.0%
Securities / assets	17.3%	18.4%	12.4%
Loans / deposits	84.3%	82.4%	83.8%
Noninterest-bearing deposits / deposits	33.0%	21.0%	25.6%
Deposits / total funding	95.1%	80.9%	91.3%
Wholesale funding / assets	9.9%	28.1%	16.6%
ACL ratio	1.02%	1.15%	1.22%



Noninterest-bearing deposits / deposits
21.0%
25.6%
3Q23
4Q23



Deposits / total funding
80.9%
91.3%
3Q23
4Q23



Wholesale funding / assets
28.1%
16.6%
3Q23
4Q23

Note: Periods prior to 4Q23 represent PACW standalone.

BANC OF CALIFORNIA

Fourth Quarter 2023 Earnings | 11

Building a strong commercial deposit franchise • 4Q23 activity including impact of merger: – Noninterest - bearing deposits increased from 21% to 26% – Brokered CDs declined from 15% of deposits to 12% • Deposit spot rate of 2.69% at 12/31/23 compared to 4Q23 average cost of deposits of 2.94% • Decline in average cost of funds and widening spread against Fed funds rate Highlights Opportunity to Build Superior Deposit Franchise Average Cost of Deposits Noninterest - bearing Interest - bearing Checking Money Market & Savings Brokered CDs CDs Average Fed Funds Rate 3.65% 4.51% 4.99% 5.26% 5.33% 1.37% 1.98% 2.62% 2.98% 2.94% 33.0% 24.9% 21.7% 21.0% 25.6% 23.4% 19.0% 25.5% 26.5% 25.7% 29.6% 31.5% 23.6% 25.8% 26.9% 6.8% 15.7% 19.5% 15.3% 11.5% 7.2% 8.9% 9.8% 11.4% 10.3% Noninterest - bearing Checking $11,212 $7,031 $6,055 $5,579 $7,774 Checking 7,939 5,361 7,113 7,039 7,809 Money Market 9,470 8,196 5,678 5,424 6,188 Savings 578 672 897 1,442 1,998 Non - Brokered CDs 2,434 2,503 2,725 3,038 3,139 Brokered CDs 2,303 4,426 5,428 4,077 3,494 Total $33,936 $28,188 $27,897 $26,599 $30,402 4Q22 1Q23 2 Q23 3 Q23 4 Q23 Fourth Quarter 2023 Earnings | 12 Management has track record of successful deposit strategy execution Note: Periods prior to 4Q23 represent PACW standalone. ($ in millions)

Diversified Loan Portfolio

Highlights

- Core portfolio comprises 85% of total loans with very low NPL and DQ ratios
- Balance sheet restructuring included sale of lower yielding and longer duration BANC residential and multifamily loans
- Significant repricing opportunity in Multifamily portfolio as loans mature



Discontinued Areas
15%
MF
24%
Warehouse
2%
SBA
3%
Fund Finance
3%
Equipment Lending
3%
Venture Lending
3%
C&I
7%
Residential / Consumer
11%
Construction
12%
CRE
17%

High-quality relationship-based core portfolio positioned for strong performance

Existing portfolios have very low historical loss rates

Loan Segment HFI ($ in millions)	4Q23	Percent of Total	Wtd. Avg. Rate	NPL %
MF	$6,025	23.6%	4.0%	0.02%
CRE	4,395	17.2%	5.5%	0.30%
Construction	3,159	12.4%	6.4%	0.00%
Residential / Consumer	2,840	11.1%	3.6%	0.30%
C&I	1,744	6.8%	7.4%	0.36%
Venture Lending	784	3.1%	8.8%	0.04%
Equipment Lending	736	2.9%	5.5%	0.05%
SBA	711	2.8%	6.1%	2.98%
Fund Finance	663	2.6%	8.5%	0.00%
Warehouse	555	2.2%	8.7%	0.00%
Core Portfolio	**$21,612**	**84.8%**	**5.5%**	**0.24%**
Civic	$2,306	9.0%	6.2%	0.99%
Premium Finance	447	1.8%	9.3%	0.00%
Lender Finance	732	2.9%	3.4%	0.00%
Student	367	1.4%	4.3%	0.18%
National Lending	25	0.1%	9.4%	0.00%
Discontinued Areas	**$3,878**	**15.2%**	**5.8%**	**0.60%**
Total Loans	**$25,490**	**100%**	**5.5%**	
Operating leases	344			
Total Loans and leases	**$25,834**			**0.29%**

Note: Wtd. Avg. Rate excludes loan fees and accretion.

BANC OF CALIFORNIA
Fourth Quarter 2023 Earnings | 13

California - Centric CRE Portfolio • California comprises over 70% of CRE • Low weighted average LTV of 54% • Other includes mobile homes, self storage, gas stations, special use, school, place of worship and restaurants Highlights California - centric CRE portfolio has low weighted - average LTV and solid credit quality CRE comprises 17 % of total loans and is well diversified across multiple industries Fourth Quarter 2023 Earnings | 14 25.0% 20.8% 17.2% 11.8% 5.6% 14.6% 5.0% Office Industrial Retail Hotel Health Facility Mixed Use Other Note: CRE excludes government guaranteed CRE collateralized SBA loans. Property Type ($ in millions) Count 4Q23 % of Total CRE % of Total Loans Avg Loan Size WA LTV NPL % NPL $ Office 238 $1,097 25.0% 4.3% $4.6 54.7% 0.00% $0.1 Industrial / Warehouse 387 914 20.8% 3.6% 2.4 52.1% 0.10% 0.9 Retail 206 757 17.2% 3.0% 3.7 52.5% 0.05% 0.4 Hotel 40 520 11.8% 2.0% 13.0 56.3% 0.00% - Health Facility 46 244 5.6% 1.0% 5.3 54.8% 0.00% - Mixed Use 53 220 5.0% 0.9% 4.2 51.7% 0.00% - Other 224 642 14.6% 2.5% 2.9 58.8% 1.86% 11.9 Totals: 1,194 $4,395 100.0% 17.2% $3.7 54.4% 0.30% $13.3 • No delinquent office loans • Only 1 office NPL for $53K • 84% of office collateral located in California, 6% in Colorado and 10% in other states

Asset quality ratios improved post merger • NPL ratio declined 28 bps to 0.29% • Classified loan ratio declined 6 bps • ACL ratio increased 7 bps to 1.22% Highlights Strong credit quality with healthy reserve levels Fourth Quarter 2023 Earnings | 15 $291.8 1.02% 4Q22 $285.6 1.11% 1Q23 $256.8 1.15% 2Q23 $251.9 1.15% 3Q23 $311.3 1.22% 4Q23 ACL ACL / Total Loans $103.8 0.36% 4Q22 $87.1 0.34% 1Q23 $104.9 0.47% 2Q23 $125.4 0.57% 3Q23 $74.3 0.29% 4Q23 NPLs NPLs/Total Loans - HFI $118.3 0.41% 4Q22 $132.4 0.52% 1Q23 $211.9 0.95% 2Q23 $211.1 0.96% 3Q23 $228.4 0.90% 4Q23 Classified Classified Loans / Total Loans $176.8 0.62% 4Q22 $194.4 0.76% 1Q23 $119.8 0.54% 2Q23 $127.3 0.58% 3Q23 $144.2 0.57% 4Q23 Delinquencies Delinquencies /Total Loans Delinquencies ($M) Classified Loans ($M) ACL / Total Loans ($M) Nonperforming Loans (NPLs) ($M) Note: Periods prior to 4Q23 represent PACW standalone.

Allowance for Credit Losses (ACL) Walk

- ACL increased by $59.4 million due to
  - (i) legal day one purchased credit deteriorated (PCD) gross up $25.6 million
  - (ii) the ALL provision for the non-PCD acquired loans totaling $22.2 million
  - (iii) ALL provision legacy PacWest portfolio totaling $24.8 million
- The increase to the ACL was partially offset by:
  - (v) net charge offs of $13.2 million
- ACL includes the Allowance for Loan and Losses (ALL) and Reserve for Unfunded Loan Commitments (RUC)
  - There was no provision related to the RUC during the quarter

Purchase accounting and 4Q provision build healthy ACL coverage ratio



($ in millions)
$251.9
$47.8
$24.8
$(13.2)
$311.3
ACL (9/30/2023)
Purchase Accounting Adjustments
Provision for ALLL
Net Charge-offs
ACL (12/31/2023)
1.15%
1.22%

Total ACL coverage ratio strengthened from 1.15% to 1.22%

Note: Periods prior to 4Q23 represent PACW standalone.

BANC OF CALIFORNIA

Fourth Quarter 2023 Earnings | 16

Effective Duration 4Q23 (yrs) 4Q23 AFS - Gov't & Agency $1,744 6.9 AFS - CLO's 108 0.1 AFS - Corporate Bonds 267 1.9 AFS - Municipal Bonds 28 4.5 AFS - Non-Agency Securitizations 199 6.5 AFS $2,347 5.9 HTM - Gov't & Agency 621 6.7 HTM - Corporate Bonds 70 4.4 HTM - Municipal Bonds 1,247 8.1 HTM - Non-Agency Securitizations 350 6.3 HTM $2,289 7.4 Total Securities $4,636 6.6 Security Type ($ in millions) High - quality securities portfolio Securities Portfolio Detail • Average yield increased quarter over quarter • Portfolio restructured to provide cash to reduce higher cost wholesale funding • Significant cash balance creates opportunity to build optimal securities portfolio over time Portfolio Profile Composition Credit Rating Portfolio Average Balances & Yields 12% 7% 51% 28% 2% Private Label RMBS CLO Corporates Gov’t & AGC Munis 17% 75% 2% 0% 4% 1% AAA AA A BB BBB Not Rated $7.8 2.57% 4Q22 $7.2 2.49% 1Q23 $7.2 2.47% 2Q23 $6.9 2.60% 3Q23 $6.0 2.72% 4Q23 Average Balance ($ in billions) Yield Fourth Quarter 2023 Earnings | 17 Note: Periods prior to 4Q23 represent PACW standalone.

High Level of Available Liquidity • Total available primary liquidity of $5.2 billion excluding unpledged AFS of $0.2 billion • Total available primary and secondary liquidity of $17.2 billion • Uninsured and uncollateralized deposits of $6.9 billion • Total available primary and secondary liquidity was 2.5x uninsured and uncollateralized deposits Highlights Maintain high levels of primary and secondary liquidity as prudent risk management Fourth Quarter 2023 Earnings | 18 ($ in Millions) December 31, 2023 Current Availability Utilization Capacity Primary Liquidity Cash 5,192$ Total Primary Liquidity 5,192 Secondary Liquidity FHLB 5,058$ 244$ 5,302$ FRB (Discount Window & BIC) 6,916 - 6,916 FRB (Bank Term Funding Program) - 2,618 2,618 Total Secondary Liquidity 11,975 2,862 14,837 Total Primary + Secondary Liquidity 17,167$

Moderately Liability Sensitive Balance Sheet • - 100 bps rate scenario: Approximately +3% impact to NII • Rate sensitive earning assets: 39% – $9.8 billion of loans are variable or reprice / mature in less than one year – Over 99% of adjustable - rate loans with floors are eligible to reprice • Rate sensitive liabilities: 72% (1) – $19.8 billion of interest - bearing deposits, excluding CDs – $5.5 billion of CDs that mature or reprice within 12 months – $2.6 billion of borrowings (BTFP) that mature or reprice within 12 months 4Q23 Highlights Balance Sheet Positioning and Interest Rate Sensitivity 62% 19% 19% 67% 17% 16% Loans HFI + Leases Investment Securities Cash & Cash Equivalents 3Q23 4Q23 Average - Interest Earning Assets Mix Loans Years to Maturity/Repricing 32% 6% 6% 25% 31% Variable - Rate 1 Year 2 Years 3 - 5 Years >5 Years Loan Composition 4Q23 4Q23 32% 43% 25% Variable - rate Fixed Hybrid Fourth Quarter 2023 Earnings | 19 Note: Periods prior to 4Q23 represent PACW standalone. 1. Excludes TruPS .

Strong Capital Base • CET 1 ratio of 10.1% inclusive of: – Loss on previously executed sales of loans and securities – Impact of fair value marks and merger expenses – Special FDIC assessment • All regulatory capital ratios in excess of minimum “well - capitalized” levels Focus on building capital levels to strengthen franchise and optimize flexibility 1. 4Q23 capital ratios are preliminary. 2. Denotes a non - GAAP financial measure; see “Non - GAAP Reconciliation” slides at end of presentation. Fourth Quarter 2023 Earnings | 20 4Q23 Regulatory Well- Capitalized Ratios Excess of Well- Capitalized Total Risk-Based Ratio 1 16.40% 10.00% 6.40% Tier 1 Risk-Based Capital 1 12.42% 8.00% 4.42% Common Equity Tier 1 (CET 1) 1 10.12% 6.50% 3.62% Leverage Ratio 1 9.00% 5.00% 4.00% Tangible Common Equity / Tangible Assets 2 6.62% NA NA

Integration and Restructuring Update

Integration roadmap

Strong execution and achievement of deal closing timeline creates opportunity to complete integration and realize full cost savings in 2024

Accomplished since announcement of deal

- ☑ Closed merger with PacWest
- ☑ Raised $400mm common equity
- ☑ Retained key employees and clients
- ☑ Sold $6 billion assets (3.6% yield)
- ☑ Paid down $9 billion wholesale funding (5.2% cost)
- ☑ Finalized plan for integration

Items to be completed in 2024

Item	Target
☐ Complete balance sheet restructuring	1Q
☐ Core systems conversions	2Q
☐ Execution on consolidation of facilities	2Q/3Q/4Q
☐ Realize full cost savings	4Q

BANC OF CALIFORNIA

Fourth Quarter 2023 Earnings | 22

Asset Sales • Asset sales began in 4Q23 • Sold all BANC securities and BANC SFR loans • Retained $0.8 billion of BANC multifamily loans. Generates an attractive book yield of over 10% inclusive of fair value marks • Retention of $2.6 billion of BTFP increased 4Q23 cash to $5.4 billion or 13.9% assets • Assets sold have low weighted average yield of 3.6%, long duration Highlights Fourth Quarter 2023 Earnings | 23 Balance sheet restructuring largely accomplished • Sold • $6bn Liquid assets • 3.6% Yield • Raised • $400mm Capital raise completed increasing excess cash • Utilized • $1bn Excess cash • Paid Down • $9bn Wholesale borrowings • 5.2 % C ost 3Q23 Combined Assets $2.3 PACW Securities $1.8 BANC SFR $1.2 BANC Securities $1.0 Cash and Cash Equivalents $0.6 Other Loans and Assets $0.7 BANC Multifamily 4Q23 BANC Assets $46.1 $38.5 ($ in billions) Note: Financial data represents the books value as of sale date.

Liabilities Paydowns • Wholesale paydowns started shortly after deal announcement • Retained $2.6 billion BTFP to benefit from rate of 4.35% compared to incremental brokered deposit cost of 5.4% • Repayment of $9 billion wholesale funding significantly improves wholesale funding ratio and NIM • Wholesale borrowings cost 1.6% greater than assets sold (excludes cash) Highlights Fourth Quarter 2023 Earnings | 24 Restructuring substantially reduced wholesale funding • Sold • $6bn Liquid assets • 3.6% Yield • Raised • $400mm Capital raise completed increasing excess cash • Utilized • $1bn Excess cash • Paid Down • $9bn Wholesale borrowings • 5.2 % C ost 2Q23 Combined Wholesale Funding $4.2 Brokered Deposits $2.3 BTFP $1.3 Repurchase Agreement $0.8 FHLB $0.3 Overnight 4Q23 BANC $16.2 $7.3 ($ in billions) 1. Brokered deposits includes $0.3 billion of paydowns at PACW prior to deal announcement. (1)

Balance sheet restructuring will increase NIM Wholesale funding • $9bn Wholesale borrowings • 5.2% Weighted average cost • Brokered deposits • BTFP • FHLB • Overnight borrowings • Repurchase agreement • 5.1% • 4.4% • 3.0% • 5.3% • 8.5% Yield / Cost Transaction $ • $3.9bn • 2.3bn • 0.8bn • 0.3bn • 1.3bn Assets • $6bn Liquid assets • 3.6% Weighted average yield • BANC SFR • BANC Multifamily • BANC Total securities • PACW AFS securities • 4.4% • 4.4% • 5.4% • 1.7% • $1.8bn • 0.7bn • 1.2bn • 2.3bn Note: Financial data represents the book value as of sale date or repayment date. Illustrates asset sales and wholesale fundi ng paydowns that occurred between announcement of deal on 07/25/2023 and 12/31/2023. Fourth Quarter 2023 Earnings | 25 Spread between assets sold and wholesale funding repaid of approximately 160 bps

ATTRACTIVE INVESTMENT OPPORTUNITY Fourth Quarter 2023 Earnings | 26 On track to leverage strength of restructured balance sheet and merger synergies to achieve steady growth in earnings and capital 5. EXPERIENCED MANAGEMENT TEAM WITH TRACK RECORD OF SUCCESSFUL EXECUTION 4. STRONG CALIFORNIA MARKET POSITION WITH SIZEABLE OPPORTUNITY 3. SOLID CAPITAL AND LIQUIDITY PROFILE 2. MERGER SYNERGIES ENHANCE EARNINGS POWER WITH SIGNIFICANT CATALYSTS FOR EARNINGS GROWTH 1. ATTRACTIVE VALUATION ON TBV WITH RESTRUCTURED BALANCE SHEET, CLEAN CREDIT PROFILE AND HEALTHY RESERVES

Appendix

Fourth Quarter Income Statement Fourth Quarter 2023 Earnings | 28 • Fourth quarter 2023 includes two months of legacy PACW results and one month of combined results • All prior periods are solely PACW historical results • Fourth quarter 2023 includes the impact of merger expenses and balance sheet restructuring actions ($ in millions) 4Q23 3Q23 4Q22 Total interest income $467 $446 $473 Total interest expense 316 315 150 Net interest income 151 131 323 Provision for credit losses 47 0 10 (Loss) gain on sale of loans (4) (2) 0 Loss on sale of securities (442) 0 (49) Other noninterest income 46 46 30 Total noninterest (loss) income (400) 44 (19) Total revenue (249) 175 304 Goodwill impairment 0 0 29 Acquisition, integration and reorganization costs 112 10 6 Other noninterest expense 252 191 192 Total noninterest expense 364 201 227 (Loss) earnings before income taxes (660) (27) 67 Income tax (benefit) expense (177) (3) 18 Net (loss) earnings ($483) ($23) $50 Preferred stock dividends 10 10 10 Net (loss) earnings available to common stockholders ($493) ($33) $40 Note: Periods prior to 4Q23 represent PACW standalone. 4Q23 includes Oct - Dec for PACW and Dec for BANC.

Net Purchase Accounting Impact Five Year Estimate Fourth Quarter 2023 Earnings | 29 Tax Rate assumed 29.6%. For fixed rate loans 5% static CPR assumed. Accretion will depend on actual future prepayments. ($ in millions except per share data) Pro forma CDI amortization and accretion schedule Year - post close FY2024 FY2025 FY2026 FY2027 FY2028 Pre-tax Expense Core deposit intangibles ($26) ($24) ($21) ($18) ($16) Net Interest Income Loan FV mark 68 61 54 47 42 Other liability rate marks (5) (3) (2) (2) (2) Total net interest income 63 58 52 46 40 Total $37 $34 $31 $27 $24 After-tax $26 $24 $22 $19 $17 EPS Impact 0.15$ 0.14$ 0.13$ 0.11$ 0.10$ Change - (0.01)$ (0.01)$ (0.02)$ (0.01)$

Non - GAAP Financial Information Tangible assets, tangible equity, tangible common equity, tangible common equity to tangible assets, tangible book value per common share, return on average tangible common equity, adjusted noninterest income, adjusted noninterest expense, adjusted noninterest income to adjusted total revenue, adjusted noninterest expense to average total assets, constitute supplemental financial information determined by methods other than in accordance with GAAP. These non - GAAP measures are used by management in its analysis of the Company's performance. Tangible assets and tangible equity are calculated by subtracting goodwill and other intangible assets from total assets and total stockholders’ equity. Tangible common equity is calculated by subtracting preferred stock, as applicable, from tangible equity. Return on average tangible common equity is calculated by dividing net earnings available to common stockholders, after adjustment for amortization of intangible assets and goodwill impairment, by average tangible common equity. Banking regulators also exclude goodwill and other intangible assets from stockholders' equity when assessing the capital adequacy of a financial institution. Management believes the presentation of these financial measures adjusting the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results and operating performance of the Company. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non - GAAP performance measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 31 - 33 of this presentation. Fourth Quarter 2023 Earnings | 30

Non-GAAP Reconciliation

($ in thousands, except per share data)	4Q23	3Q23	2Q23	1Q23	4Q22
Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Common Share					
Total stockholders' equity	$3,390,765	$2,399,277	$2,533,195	$2,771,477	$3,950,531
Less: preferred stock	498,516	498,516	498,516	498,516	498,516
Total common equity	2,892,249	1,900,761	2,034,679	2,272,961	3,452,015
Less: intangible assets	364,104	24,192	26,581	28,970	1,408,117
Tangible common equity[1]	$2,528,145	$1,876,569	$2,008,098	$2,243,991	$2,043,898
Total assets	$38,534,064	$36,877,833	$38,337,250	$44,302,981	$41,228,936
Less: intangible assets	364,104	24,192	26,581	28,970	1,408,117
Tangible assets[1]	$38,169,960	$36,853,641	$38,310,669	$44,274,011	$39,820,819
Total stockholders' equity to total assets	8.80%	6.51%	6.61%	6.26%	9.58%
Tangible common equity to tangible assets[1]	6.62%	5.09%	5.24%	5.07%	5.13%
Book value per common share	$ 17.12	$ 24.12	$ 25.78	$ 28.78	$ 43.71
Tangible Book Value Per Common Share[2,3]	$ 14.96	$ 23.81	$ 25.44	$ 28.41	$ 25.88
Common shares outstanding[3,4]	168,952	78,807	78,939	78,988	78,974

Note: Periods prior to 4Q23 represent PACW standalone.

BANC OF CALIFORNIA

1. Total common equity divided by common shares outstanding.
2. Tangible common equity divided by common shares outstanding.
3. Common shares outstanding include non-voting common equivalents that are participating securities.
4. Common shares outstanding in prior periods have been restated by multiplying the historical amounts by theMerger exchange ratio of 0.6569.

Fourth Quarter 2023 Earnings | 31

Non-GAAP Reconciliation

($ in thousands)	4Q23	3Q23	2Q23	1Q23	4Q22
Return on tangible common equity					
Net (loss) earnings	($482,955)	($23,344)	($197,414)	($1,195,424)	$49,509
(Loss) earnings before income taxes	($659,989)	($26,566)	($264,443)	($1,260,340)	$67,151
Add: Goodwill impairment	0	0	0	1,376,736	29,000
Add: Amortization of intangible assets	4,230	2,389	2,389	2,411	2,629
Adjusted (loss) earnings before income taxes	(655,759)	(24,177)	(262,054)	118,807	98,780
Adjusted income tax expense (1)	(175,743)	(2,925)	(66,300)	33,741	25,979
Adjusted net (loss) earnings	(480,016)	(21,252)	(195,754)	85,066	72,801
Less: Preferred stock dividends	9,947	9,947	9,947	9,947	9,947
Adjusted net (loss) earnings available to common stockholders (1)	**($489,963)**	**($31,199)**	**($205,701)**	**$75,119**	**$62,854**
Average total stockholders' equity	$2,797,784	$2,480,710	$2,719,372	$3,998,687	$3,898,800
Less: Average preferred stock	498,516	498,516	498,516	498,516	498,516
Less: Average other intangible assets	89,041	25,499	27,824	1,391,857	1,438,173
Average tangible common equity (1)	**$2,210,227**	**$1,956,695**	**$2,193,032**	**$2,108,314**	**$1,962,111**
Return on average equity	(68.49%)	(3.73%)	(29.12%)	(121.24%)	5.04%
Return on average tangible common equity (1)	(87.95%)	(6.33%)	(37.62%)	14.45%	12.71%

Note: Periods prior to 4Q23 represent PACW standalone. 4Q23 includes Oct-Dec for PACW and Dec for BANC.

BANC OF CALIFORNIA

1. Effective tax rates of 26.8%, 12.1%, and 26.3% used for the three months ended December 31, 2023, September 30, 2023, and December 31, 2022. Adjusted effective tax rate of 26.0% used to normalize the effect of goodwill impairment for the year ended December 31, 2023; effective tax rate of 25.4% used for the year ended December 31, 2022.
2. Annualized net (loss) earnings divided by average stockholders' equity.
3. Annualized adjusted net (loss) earnings available to common stockholders divided by average tangible common equity.

Fourth Quarter 2023 Earnings | 32

Non-GAAP Reconciliation

($ in thousands)	4Q23	3Q23	2Q23	1Q23	4Q22
Adjusted Noninterest Income to Adjusted Total Revenue and Noninterest Expense to Average Assets					
Net interest income	$151,051	$130,729	$186,076	$279,272	$322,939
Noninterest (loss) income	(400,402)	43,808	(128,082)	36,391	(18,956)
Total revenue	(400,251)	43,939	(127,896)	36,670	(18,633)
Noninterest (loss) income	(400,402)	43,808	(128,082)	36,391	(18,956)
Add: Loss on sale of securities	442,413	-	-	-	49,302
Less: Legal recovery	(7,587)	(14,500)	-	-	-
Add: Loan fair value loss adjustments	-	-	170,971	-	-
Adjusted noninterest income	34,424	29,308	42,889	36,391	30,346
Net interest income	151,051	130,729	186,076	279,272	322,939
Adjusted total revenue	**$185,475**	**$160,037**	**$228,965**	**$315,663**	**$353,285**
Noninterest expense	$363,638	$201,103	$320,437	$1,573,003	$226,832
Less: Goodwill impairment	-	-	-	(1,376,736)	(29,000)
Less: Acquisition, integration, and reorganization costs	(111,800)	(9,925)	(12,394)	(8,514)	(5,703)
Less: Unfunded commitments fair value loss adjustments	-	-	(106,767)	-	-
Adjusted noninterest expense	**$251,838**	**$191,178**	**$201,276**	**$187,753**	**$192,129**
Average assets	$37,640,387	$37,807,758	$43,040,329	$42,768,714	$41,151,963
Noninterest income to total revenue[1]	160.58%	25.10%	(220.85%)	11.53%	(6.24%)
Adjusted noninterest income to adjusted total revenue[1]	18.56%	18.31%	18.73%	11.53%	8.59%
Noninterest expense / average assets[2]	3.83%	2.11%	2.99%	14.92%	2.19%

Note: Periods prior to 4Q23 represent PACW standalone. 4Q23 includes Oct-Dec for PACW and Dec for BANC.

BANC OF CALIFORNIA

1. Non-GAAP measure.
2. Ratio presented on an annualized basis.

Fourth Quarter 2023 Earnings | 33